Exhibit 99.1

Donuts Completes Successful Tender Offer for Shares of Rightside

KIRKLAND, Wash., July 27, 2017 – Rightside Group, Ltd. (NASDAQ:NAME) (“Rightside”) and Donuts Inc. (“Donuts”) today announced that DTS Sub Inc. (“Purchaser”), a wholly owned subsidiary of Donuts, has successfully completed its tender offer to purchase all of the outstanding shares of common stock of Rightside, at a price of $10.60 per share, net to the holder in cash, without interest, less any applicable withholding taxes. The tender offer expired as scheduled at 12:00 midnight, New York City time, on July 26, 2017 (one minute after 11:59 p.m., New York City time, on July 26, 2017).

As of the expiration of the tender offer, approximately 17,740,054 shares of Rightside common stock, representing 92% of Rightside’s outstanding shares, were validly tendered and not validly withdrawn pursuant to the tender offer. As a result, Purchaser has accepted for payment and will promptly pay for all validly tendered Rightside shares (and any additional shares tendered pursuant to guaranteed delivery procedures unless actual delivery does not occur), in accordance with the terms of the tender offer.

Purchaser intends to complete the merger prior to the opening of trading on the NASDAQ Global Select Market on July 28, 2017 in accordance with Section 251(h) of the General Corporation Law of the State of Delaware. As a result of the merger, each share of common stock of Rightside not tendered in the tender offer (other than (i) treasury shares, (ii) shares held by Donuts, Purchaser or any wholly owned subsidiary of Donuts, (iii) shares held by Rightside or any subsidiaries of Rightside, and (iv) shares owned by Rightside stockholders who have properly preserved their appraisal rights under Section 262 of the General Corporation Law of the State of Delaware) will be converted into the right to receive an amount in cash equal to $10.60 per share, subject to any applicable tax withholding.

As a result of the tender offer and the merger, Rightside will become a wholly-owned subsidiary of Donuts and Rightside’s common stock will cease trading on the NASDAQ Global Select Market.

About Rightside

Rightside inspires and delivers new possibilities for consumers and businesses to define and present themselves online. The company, with its affiliates, is a leading provider of domain name services, offering one of the industry’s most comprehensive platforms for the discovery, registration, usage and monetization of domain names. In addition to being a new gTLD registry operator, Rightside is home to one of the most admired registrar brands in the industry, Name.com. Headquartered in Kirkland, WA, Rightside has offices in North America and Europe. For more information please visit www.Rightside.co.

About Donuts

Donuts is a leading domain name registry for new top-level Internet domain extensions. Donuts offers businesses, individuals and organizations new ways to brand and unify their online identities, in multiple languages and character sets. Donuts is headquartered in Bellevue, Washington. For more information, please visit www.donuts.domains.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements concerning the timing of payment for the tender offer and the completion of the merger and statements containing words such as may, believe, anticipate, expect, intend, plan, project, and estimate or similar expressions constitute forward-looking statements. Risks that may affect such forward-looking statements include those relating to the timing and the completion of the financing related to the tender offer and the merger and actions taken by third parties, including financing sources and regulatory bodies, and additional information about potential risk factors that could affect the timing of the payment of the tender offer and completion of the merger are contained in Rightside’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the Securities and Exchange Commission (the “SEC”) and other SEC filings. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. The parties do not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.

Rightside Investor Contacts:

The Blueshirt Group

Allise Furlani, 212-331-8433, allise@blueshirtgroup.rocks

Brinlea Johnson, 212-331-8424, brinlea@blueshirtgroup.rocks

Donuts Media Contact:

Judith McGarry, Donuts

415-971-2900

judith@donuts.email

Information Agent:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders call toll-free from the U.S. and Canada: (888) 750-5834

Banks and Brokers call collect: (212) 750-5833